UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/08/2021

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1535 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

760-736-7700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, the Company and the corporate officers entered into amendments to each of the officer's Employment Agreements.

The Amended and Restated Employment Agreement dated October 1, 2015, as most recently amended September 20, 2018, by and between Natural Alternatives International, Inc., a Delaware corporation ("NAI"), and Mark A. LeDoux, NAI's Chief Executive Officer, was amended to reflect an increase in Mr. LeDoux's annual base salary in the amount of $50,000. Effective July 1, 2021, Mr. LeDoux's annual base salary is $475,000. In addition, certain other modifications were made including, an addition of one year's group health insurance to the consideration included in the severance payment due Mr. LeDoux upon a termination of employment by the Company without cause.

The Amended and Restated Employment Agreement dated October 1, 2015, as most recently amended on September 20, 2018 by and between NAI and Kenneth E. Wolf, NAI's President, Chief Operating Officer, and Secretary, was amended to reflect an increase in Mr. Wolf's annual base salary in the amount of $50,000. Effective July 1, 2021, Mr. Wolf's annual base salary is $450,000. In addition, certain other modifications were made to the Employee's rights upon a termination of employment by the Company without cause, or following a change in control, including but not limited to an increase in the severance payment due Mr. Wolf upon termination without cause from six months compensation to one year's base salary, and upon termination following a change in control from one year's compensation to two year's base salary.

The Employment Agreement dated October 1, 2015, as most recently amended July 9, 2019, by and between NAI and Michael E. Fortin, NAI’s Chief Financial Officer, was amended to reflect an increase in Mr. Fortin’s annual base salary in the amount of $50,000. Effective July 1, 2021, Mr. Fortin’s annual base salary is $300,000. In addition, certain other modifications were made to the Employee's rights upon a termination of employment by the Company without cause, or following a change in control, including but not limited to an increase in the severance payment due Mr. Fortin upon termination without cause from six months compensation to one year's base salary, and upon termination following a change in control from one year's compensation to two year's base salary.

The foregoing description does not purport to be complete and is qualified in its entirety by the agreements attached hereto as Exhibits 10.65, 10.66 and 10.67, each of which is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.65	Second Amendment to the Amended and Restated Employment Agreement by and between Natural Alternatives International, Inc., a Delaware corporation and Mark A. LeDoux dated effective as of July 1, 2021.

10.66

Second Amendment to the Amended and Restated Employment Agreement by and between Natural Alternatives International, Inc., a Delaware corporation and Kenneth E. Wolf dated effective as of July 1, 2021.

10.67

Fourth Amendment to the Amended and Restated Employment Agreement by and between Natural Alternatives International, Inc., a Delaware corporation and Michael E. Fortin dated effective as of July 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.
a Delaware corporation

Date: July 8, 2021	By:	/s/ Mike Fortin
Mike Fortin, Chief Financial Officer